Exhibit 10.47

CONFORMED COPY

395 Hudson Street 3rd Floor New York, NY 10014 212.624.3700

As of November 2, 2016

Douglas W. Wamsley

c/o WebMD Health Corp.

395 Hudson St. – 3rd Floor

New York, NY 10014

Dear Doug:

Reference is made to the grant of (i) a nonqualified option to purchase 75,000 shares of WebMD Health Corp.’s (the “Company”) Common Stock made to you on November 2, 2016 (the “2016 Option”) as evidenced by the Option Agreement dated November 2, 2016 (the “Option Agreement”) and (ii) 15,000 shares of the Company’s restricted Common Stock made to you on the same date (the “2016 Restricted Stock Grant” and collectively with the 2016 Option, the “2016 Grants”) and evidenced by a Restricted Stock Agreement dated November 2, 2016 (the “Restricted Stock Agreement”).

1.	Impact of Certain Terminations following a Change of Control. Notwithstanding anything to the contrary contained in the Option Agreement or the Restricted Stock Agreement, in the event of the termination of your employment by the Company without Cause or by you for Good Reason (as such terms are defined in your Employment Agreement with the Company dated July 14, 2005, as amended, (the “Employment Agreement”)), in either case following a Change of Control of the Company (as defined in the Company’s Amended and Restated 2005 Long-Term Incentive Plan):

(a)	the 2016 Option, to the extent unvested, shall be deemed vested on the date of termination and shall remain outstanding as if you remained in the employ of the Company through the one year anniversary of the date of termination (but in no event later than the expiration of the originally scheduled term of the 2016 Option); and

(b)	the 2016 Restricted Stock Grant, to the extent unvested, shall be deemed vested on the date of termination.

The acceleration of vesting of the 2016 Grants and the continued exercisability of the 2016 Option are expressly conditioned on (i) a release of claims (as described in the Employment Agreement) being executed by you and becoming effective and (ii) your continued compliance with the restrictive covenant agreements you have signed in connection with your employment.

2.	Salary Increase. Effective November 3, 2016, your Base Salary is $375,000.

3.	Effect on Agreements. Except as set forth herein, the Employment Agreement, Option Agreement and the Restricted Stock Agreement remain in full force and effect.

Sincerely,

WEBMD HEALTH CORP

By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

Agreed to:

/s/ Douglas W. Wamsley
Douglas W. Wamsley

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